SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2014

Systemax Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13792 (Commission File Number)	11-3262067 (IRS Employer Identification No.)

11 Harbor Park Drive
Port Washington, New York 11050
(Address of Principal Executive offices, including Zip Code)

Registrant's telephone number, including area code: (516) 608-7000

N.A.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 1.01                          Entry into a Material Definitive Agreement

On August 28, 2014 Systemax Inc. (the "Company"), each borrower listed on the signature page thereto (together with the Company, each a "Borrower" and collectively, the "Borrowers"), and each guarantor listed on the signature page thereto (the "Guarantors" and together with the Borrowers, the "Loan Parties") entered into Amendment No. 4 ("Amendment No. 4") to the  Second Amendment and Restated Credit Agreement with JPMorgan Chase Bank, N.A., as U.S. Administrative Agent, and the lenders from time to time party thereto (the "Credit Agreement"), in order to increase the amount of intercompany loans and/or advances that may be made by the Loan Parties to the Company's European subsidiaries that are not Loan Parties under the Credit Agreement.

The foregoing descriptions of the amendment to the Credit Agreement do not purport to be complete and are qualified in their entirety by reference to Amendment No. 4 to Credit Agreement.
A copy of the Amendment No. 4 is filed as an exhibit to this Form 8-K.
 Item 9.01                            Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit Number	Description

10.1	Amendment No. 4, dated as of August 28, 2014, to the Second Amendment and Restated Credit Agreement by and among Systemax Inc. and certain affiliates thereof and JPMorgan Chase Bank, N.A., as U.S. Administrative Agent and the lenders from time to time party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSTEMAX INC.

Date: September 4, 2014

By: /s/ Eric Lerner
Name: Eric Lerner
Title: Senior Vice President

Exhibit Index

10.1	Amendment No. 4, dated as of August 28, 2014, to the Second Amendment and Restated Credit Agreement by and among Systemax Inc. and certain affiliates thereof and JPMorgan Chase Bank, N.A., as U.S. Administrative Agent and the lenders from time to time party thereto.